Exhibit (p)(i)

DATUM ONE SERIES TRUST

CODE OF ETHICS

Adopted Under Rule 17j-1

The Datum One Series Trust (the “Trust”) is confident that its officers, Trustees and other persons involved with the Trust’s business act with integrity and good faith. The Trust recognizes, however, that personal interests may conflict with the Trust’s interests where officers, trustees and certain other persons:

•	Know about the Trust’s present or future portfolio transactions; or

•	Have the power to influence the Trust’s portfolio transactions; and

•	Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Trust has adopted this Code of Ethics (the “Code”) to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of underlined terms used throughout the Code are included in Appendix I.

I.	ABOUT THIS CODE OF ETHICS

A.	Who is Covered by the Code?

The Trust’s access persons are covered under this Code. The Trust’s access persons generally are:

•	All Trustees of the Trust, both interested and independent;

•	All Fund Officers;

•	Any Advisory Person of a Fund or a Fund’s investment Adviser; and

•	Any natural persons in a control relationship to the Trust who obtain information concerning recommendations about the purchase or sale of a security by the Trust (“Natural Control Persons”).

B.	What Rules Apply to Me?

•

This Code sets forth specific prohibitions and restrictions. They apply to all access persons of the Trust except where otherwise noted. The Code also sets out reporting requirements for access persons. For the reporting requirements that apply to you, please refer to Parts A, B and C, as indicated below:

• Independent Trustees	Part A

• Interested Trustees and Fund Officers	Part B

• Natural Control Persons	Part C

II.	STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Trust by shareholders, and because the Trust believes that its operations should benefit its shareholders, the Trust has adopted the following principles to be followed by its access persons:

A.	The interests of the Trust’s shareholders are paramount. You must place shareholder interests before your own.

B.	You must accomplish all personal securities transactions in a manner that avoids any conflict between your personal interests and the interests of the Trust or its shareholders.

C.	You must avoid actions or activities that allow you or your family to benefit from your position with the Trust, or that bring into question your independence or judgment.

III.	GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

The Trust’s access persons may not, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by the Trust:

A.	Employ any device, scheme or artifice to defraud the Trust;

B.

Make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust; or

D.	Engage in any manipulative practice with respect to the Trust.

IV.	PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS

(not applicable to Independent Trustees)

A.	Blackout Period on Personal Securities Transactions.

This restriction applies to: (i) access persons who, in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of Securities by the Trust or whose functions relate to the making of any recommendations with respect to the purchases or sales and (ii) Natural Control Persons.

These persons may not purchase or sell, directly or indirectly, any Security in which they have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related) Security is purchased or sold by the Trust (or any series thereof).

B.	Pre-Approval for IPOs and Limited Offerings.

This restriction applies to: (i) access persons who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of any securities by the Trust and (ii) Natural Control Persons. These persons must obtain approval from the Trust’s Chief Compliance Officer (“CCO”) before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

C.	Limits on Accepting or Receiving Gifts.

Access persons cannot accept or receive any Gift of more than a de minimis value from any person or entity having a relationship with the Trust. Access persons must annually certify compliance with this policy.

V.	REPORTING REQUIREMENTS

Access persons of the Trust must comply with the reporting requirements set forth in Parts A-C (attached), with the exception of those access persons reporting subject to Section VIII of this Code.

VI.	REVIEW AND ENFORCEMENT OF THE CODE

A.	Chief Compliance Officer.

The Trust’s CCO shall perform the duties described below.

B.	The CCO’s Duties and Responsibilities.

1.	The CCO shall notify each person who becomes an access person of the Trust and who is required to report under this Code of Ethics of their reporting requirements.

2.

The CCO will, on a quarterly basis, compare all reported personal securities transactions with the Trust’s completed portfolio transactions during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the CCO must give the person a reasonable opportunity to supply explanatory material.

3.

If the CCO finds that a material Code violation has occurred or believes that a material Code violation may have occurred, the CCO must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the President. The CCO and the President will determine whether the person violated the Code and may consult legal counsel for the Trust in making this determination, as necessary. If the potential violation involves the President, the report will go to legal counsel to the Trust.

4.	No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

5.

The CCO will submit his or her own reports, if required, to the President who shall fulfill the duties of the CCO with respect to the CCO’s reports. To the extent the President believes a material violation has occurred by the CCO, the President will consult legal counsel to the Trust in making this determination, as necessary.

6.

The CCO will create a written report detailing any approval(s) granted to access persons for the acquisition of securities offered in connection with an IPO or limited offering. The report must include the rationale supporting any decision to approve such an acquisition.

C.	Resolution; Sanctions.

If the CCO and the President determine that a person has violated the Code pursuant to paragraph B(3) above, the CCO will impose upon the person a resolution of the situation and/or sanctions that the CCO deems appropriate. If the potential violation involves the CCO, the President will impose a resolution of the situation and/or sanctions deemed appropriate. The CCO will submit the resolution, with a report of the violation, to the Board at the next regularly scheduled Board meeting unless, in the CCO’s sole discretion, circumstances warrant an earlier report.

VII.	ANNUAL WRITTEN REPORTS TO THE BOARD

At least annually, the CCO, investment adviser(s) (including any sub-advisers), and principal underwriter(s) (if required) will provide written reports to the Trust’s Board of Trustees as follows:

A.

Issues arising under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s).

B.

The CCO, investment adviser(s) (including any sub-advisers) and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

C.

Certification. Each report must be accompanied by a certification to the Board that the Trust, investment adviser(s) (including any sub-advisers) and principal underwriter(s), as applicable, has adopted procedures reasonably necessary to prevent their access persons from violating its code of ethics.

VIII.	INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

A.	General Principle: Overlapping Responsibilities.

A person who is both an access person of the Trust and an access person of an investment adviser or principal underwriter to the Trust is only required to report under and otherwise comply with the investment adviser’s or principal underwriter’s code of ethics, provided such code has been adopted pursuant to and in compliance with Rule 17j-1. Such report will satisfy any reporting obligations under this Code. These access persons, however, remain subject to the principles and prohibitions in Sections II and III hereof.

B.	Procedures.

Each such investment adviser and principal underwriter of the Trust must:

1.	Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

2.	Promptly furnish to the Trust, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Trust’s Code; and

3.	Promptly report to the Trust in writing any material amendments to its code of ethics, along with the certification described under Section VII.C., above.

IX.	RECORDKEEPING

The Trust will maintain the following records in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the U.S. Securities and Exchange Commission (“SEC”) and other regulatory agencies.

A.	A copy of this Code and any other code adopted by the Trust, which is, or at any time within the past five years has been, in effect, will be preserved in an easily accessible place.

B.

A record of any material Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

C.

A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Parts A-C for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

D.

A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E.

A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

F.

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

X.	MISCELLANEOUS

A.	Confidentiality.

All reports and other information submitted to the Trust pursuant to this Code will be treated as confidential to the maximum extent possible, provided that such reports and information may be produced to the SEC and other regulatory agencies and to persons who have a need to know for purposes of administering this Code.

B.	Interpretation of Provisions.

The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

C.	Compliance Certification.

Within 10 days of becoming an access person of the Trust, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

Adopted: March 3, 2020, as revised May 20, 2025

PART A - INDEPENDENT TRUSTEES

I.	QUARTERLY TRANSACTION AND ACCOUNT REPORTS

A.

Subject to Section II. (B) below, each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the CCO no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

II.	WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

A.

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

B.

Notwithstanding Section I above, reports of individual Securities transactions are required only if you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same Security was purchased or sold, or was being considered for purchase or sale, by the Trust (or any series thereof). Also notwithstanding Section I above, you are required to report the opening of a securities account only if the account holds or held securities that are the subject of a report required under this paragraph B.

A-1

The “should have known” standard does not:

•	imply a duty of inquiry;

•	presume you should have deduced or extrapolated from discussions or memoranda dealing with the Trust’s (or a series) investment strategies; or

•	impute knowledge from your awareness of the Trust’s (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

III.	WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

You are not required to detail or list the following items on your quarterly report:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

B.

Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

C.	Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

D.

Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

E.	Purchases or sales of any of the following securities:

•	Direct obligations of the U.S. government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

•	Shares issued by unaffiliated registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

A-2

PART B - INTERESTED TRUSTEES AND FUND OFFICERS

I.	REQUIRED REPORTS

A.	Initial Holdings Report.

You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of a date no more than 45 days prior to the date the person becomes an Access Person. You must submit this list to the CCO within 10 days of the date you first become an Access Person. An Initial Holdings Report Form is attached as Appendix III.

B.	Annual Holdings Report.

Each year, you must submit to the CCO a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 45 days prior to the date the report is submitted. An Annual Holdings Report Form is attached as Appendix IV.

C.	Quarterly Transaction and Account Reports.

1.

Each quarter, you must report all of your Securities transactions affected, as well as any securities accounts you established, during the quarter. You must submit your report to the CCO no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

2.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

II.	WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

B-1

III.	WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

B.

Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

C.	Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

D.

Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

E.	Purchases or sales of any of the following securities:

•	Direct obligations of the U.S. government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

•	Shares issued by unaffiliated registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

B-2

PART C - NATURAL CONTROL PERSONS

I.	REQUIRED REPORTS

A.	Initial Holdings Report.

You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of a date no more than 45 days prior to the date the person becomes an Access Person. You must submit this list to the CCO within 10 days of the date you first become an Access Person. An Initial Holdings Report Form is attached as Appendix III.

B.	Annual Holdings Report.

Each year, you must submit to the CCO a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 45 days prior to the date the report is submitted. An Annual Holdings Report Form is attached as Appendix IV.

C.	Quarterly Transaction and Account Reports.

1.

Each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the CCO no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

2.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

C-1

II.	WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.	WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

B.

Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

C.	Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

D.

Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

E.	Purchases or sales of any of the following securities:

•	Direct obligations of the U.S. government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

•	Shares issued by unaffiliated registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

C-2

APPENDIX I

DEFINITIONS

General Note

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access Person means:

•

Any Advisory Person of a Fund or of a Fund’s investment adviser. If an investment adviser’s primary business is advising Funds or other advisory clients, all of the investment adviser’s Trustees, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of a Fund’s Trustees, officers, and general partners are presumed to be Access Persons of the Fund.

•

If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any Trustee, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

•

An investment adviser is “primarily engaged in a business or businesses other than advising Funds or other advisory clients” if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

•

Any Trustee, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

Advisory Person of a Fund or of a Fund’s investment adviser means:

•

Any Trustee, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

•

Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the “beneficial owner” of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Ownership of more than 25% of a company’s outstanding voting securities is presumed to give the holder of such securities control over the company. The SEC may determine, however, that the facts and circumstances of a given situation that may counter this presumption.

Fund officers mean any person lawfully elected by the Board of Trustees and authorized to act on behalf of the Trust. Additional information regarding the Trust’s officers may be found in the Trust’s Statement of Additional Information, respectively.

Gifts of more than de minimis value shall mean any gift with a value of no more than $100 (per individual per year).

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

Independent Trustee means a Trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Interested Trustee means a Trustee of the Trust who is an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Security or Covered Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies.

A Security held or to be acquired by the Trust means: (A) any Security that within the most recent 15 days (i) is or has been held by the Trust; or (ii) is being or has been considered by the Trust’s adviser for purchase by the Trust; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any Security described in (A) of this definition.

DATUM ONE SERIES TRUST

CODE OF ETHICS

APPENDIX II

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:	_______________________________________
Calendar Quarter Ended:	______________________________________ Date
Report Due:	____________________________30,________Date
Report Submitted:	______________________________________

*	Note: The Quarterly Transaction Report is due no later than 30 days after the end of each calendar quarter.

Securities Transactions:

Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction	Security Account Number

If you have no securities transactions to report for the quarter, please check here. ☐

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts:

If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account	Account Number

If you did not establish a securities account during the quarter, please check here. ☐

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

II-1

DATUM ONE SERIES TRUST

CODE OF ETHICS

APPENDIX III

INITIAL HOLDINGS REPORT

Name of Reporting Person:
Date Person Became an Access Person:
Information in Report Dated as of: *
Date Report Due: *
Date Report Submitted:

*

Note: Rule 17j-1 requires initial holdings reports to be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The Initial Holdings Report is due within 10 days of the date you first become an Access Person.

Securities Holdings:

Name of Issuer and Title of Security	No. of Shares/Par amount (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here. ☐

Securities Accounts:

Name of Broker, Dealer or Bank	Account #	Name(s) on and Type of Account	Margin Account attached to this Securities Account
Yes/No
Yes/No
Yes/No

If you have no securities accounts to report, please check here. ☐

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

III-1

DATUM ONE SERIES TRUST

CODE OF ETHICS

APPENDIX IV

ANNUAL HOLDINGS REPORT

Name of Reporting Person:
Information in Report Dated as of:
Date Report Due:
Date Report Submitted:
Calendar Year Ended:	December 31, ________

The Trust will request copies of annual holdings reports as of the end of each calendar year. Rule 17j-1 requires annual holdings reports to be current as of a date no more than 45 days prior to the date the report is submitted.

Securities Holdings:

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here. ☐

Securities Accounts as of December 31st:

Name of Broker, Dealer or Bank	Account #	Name(s) on and Type of Account	Margin Account attached to this Securities Account
Yes/No
Yes/No
Yes/No

If you have no securities accounts to report, please check here. ☐

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

IV-1

APPENDIX V-A

INITIAL COMPLIANCE CERTIFICATION

Initial Certification

I certify that I:

(i) have received, read and reviewed the Trust’s Code of Ethics;

(ii) understand the policies and procedures in the Code;

(iii) recognize that I am subject to such policies and procedures;

(iv) understand the penalties for non-compliance;

(v) will fully comply with the Trust’s Code of Ethics; and

(vi) have fully and accurately completed this Certificate.

Signature:

Name:	(Please print)

Date Submitted:

Date Due:

APPENDIX V-B

ANNUAL COMPLIANCE CERTIFICATION

Annual Certification

I certify that I:

(i) have received, read and reviewed the Trust’s Code of Ethics;

(ii) understand the policies and procedures in the Code;

(iii) recognize that I am subject to such policies and procedures;

(iv) understand the penalties for non-compliance;

(v) have complied with the Trust’s Code of Ethics, including the Limits on Accepting or Receiving Gifts, and any applicable reporting requirements during this past year;

(vi) have fully disclosed any exceptions to my compliance with the Code below;

(vii) will fully comply with the Trust’s Code of Ethics; and

(viii) have fully and accurately completed this Certificate.

EXCEPTION(S):

Signature:

Name:	(Please print)

Date Submitted:

Date Due:

V-1